SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2007

United Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	000-51369	83-0395247
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

95 Elm Street
	West Springfield, Massachusetts	01089
	(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (413) 787-1700

                       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by the filing of Form 8-K on February 20, 2007, United Financial Bancorp, Inc. (the “Company”) amended its Bylaws, effective April 19, 2007, to (i) reduce the authorized members of the Board of Directors of the Company from ten to nine members; and (ii) to allow for the annual meeting of the Board of Directors (following the annual meeting of stockholders) to be convened at a different time and different location from that of the annual meeting of stockholders.

The Amended and Restated Bylaws, following the amendments, was included as Exhibit 3(ii) to the Company’s Form 8-K, filed on February 20, 2007.

Item 8.01	Other Events.

Also, at its annual meeting of stockholders on April 19, 2007, as previously announced, director and Chairman of the Board, Robert W. Bozenhard, Jr., retired. Richard B. Collins, a director and President and Chief Executive Officer of the Company, was appointed by the Board of Directors as Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE:	April 20, 2007	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer